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                            BIA Publications, Inc.
                        14595 Avion Parkway, Suite 500
                           Chantilly, Virginia 22021



                                                              March 20, 1997



SFX Broadcasting, Inc.
150 East 58th Street, 19th Floor
New York, New York  10155

Gentlemen:

                  BIA Publications, Inc. hereby consents to the use of the radio station and market data which has been or will be provided to you in connection with certain periodic reports which will be filed with the Securities and Exchange Commission.


                                            Very truly yours,

                                            BIA PUBLICATIONS, INC.


                                            By: /s/ Debra L. Metcalf
                                                   ____________________________
                                                   Authorized Officer